Exhibit 10.14

                                 LEASE AGREEMENT

STATE OF TEXAS

COUNTY OF BOWIE                KNOW ALL MEN BY THESE PRESENTS:

Alexander-Felty INVESTMENTS, L.L.C., hereinafter called Landlord and Safescript Pharmacies Inc. hereinafter called Tenant, have entered into the following covenant and agreement of Lease, to-wit:

1. LEASED PREMISES: Landlord, in consideration of the rents and covenants hereinafter stated to be paid and performed by the Tenant, hereby demises and leases unto the Tenant and Tenant leases from Landlord those certain premises located in Texarkana, Bowie County, Texas, at 3501 Sowell Lane (Portion of Lot 6, all of Lots 7 through 11, and part of Lot 12, Block 4 of Sparks Addition) which consists of a building containing 1458 square feet which is constructed on the area outlined in red on the site plan of the shopping center of which said building is a part of being shown on Exhibit "A" attached hereto and which is incorporated herein for a full and complete description of the property being leased. The use and occupancy of the Tenant of the leased premises will include the use in common with others entitled thereto of the common areas, employee's parking areas, service roads, loading facilities, sidewalks, customer car parking areas and other facilities of said shopping center as may be designated from time to time by the Landlord; subject, however, to the terms and, conditions of this Agreement.

2. TERM OF LEASE:  The primary  term of this Lease shall be for a period of five
(S) years commencing on May 1, 2002, and ending on the May 1, 2007, and the first rental installment due and payable on the signing of the contract (May 1,2002) and the last rental installment due on June 1, 2002 and thereafter all rental installments shall be due and payable in advance on the first day of each succeeding month during the term of this Lease or any extension thereof. Tenant has made the first rental installment simultaneous with the execution of this Lease Agreement, the receipt of which is hereby acknowledged by Landlord. Tenant shall pay to the Landlord, initially, monthly rental as follows:

BASE RENT                                    $    764.00
PROPERTY TAX                                 $    135.50
INSURANCE                                    $     17.50
COMMON AREA MAINTENANCE                      $     83.00
                                             -----------
TOTAL MONTHLY RENTAL                         $   1000.00

The total monthly rental installment hereunder in the amount of 1000.00 shall be subject to change each January 1'` during the term of this lease due to change in the amount of the contribution for insurance, taxes and common area maintenance hereinafter defined. Each such installment shall be due and payable in advance on the first day of each calendar month during the term of this Lease. Tenant shall punctually pay the rentals to Alexander-Felty INVESTMENTS, L.L.C. at Alexander's Jewelers, 3301 Sowell Lane, Texarkana, Texas 75501, or at such other :place Landlord may designate to Tenant in writing.

3. COMMON AREA MAINTENANCE: The Landlord shall maintain the parking area substantially as shown on "Exhibit A." The purpose of the site plan attached hereto as "Exhibit A" is to show the approximated location of the buildings, parking area and other common areas. The Landlord reserves the right at any time to relocate any building, parking area or common areas shown on said site plan. The Landlord also reserves the right to construct other buildings or improvements in the shopping center from time to time and to make alterations thereof or additions thereto and to build additional stories on any building in

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the  shopping  center  provided  the number of parking  spaces from the shopping center shall not be reduced to less than  thirty-five  (35) parking spaces,  and
further   provided  that  such  changes,   additions  or   alterations   do  not
substantially alter the traffic pattern of the shopping center nor lessen the exposure of Tenant's building as viewed from the public street.

         All Automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the shopping center, including sidewalks and ramps, landscaped areas and other areas and improvements provided by Landlord for the general use, in common, of Tenants, their officers, agents, employees, and customers, shall at all times be subject to the exclusive control and management of Landlord and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned iii this article. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to tune to change the area, level locations and arrangement of parking areas acid other facilities hereinabove referred to; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenants, their officers, agents, employees and customers. Landlord will operate and maintain, at Landlord's sole cost and expense, the common facilities referred to above in such manner, as Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities. Not withstanding anything herein to the contrary, Landlord shall keep the parking area properly cleaned, striped, lighted and repaired during the term of this lease and any option periods.

         Tenant and its employees shall park their cars only in those portions of the parking area designated for that purpose by Landlord.

         Tenant and Landlord agree that Landlord shall determine on an annual basis the expenses necessary to operate the common areas of the shopping center, including the expenses of providing refuse service thereto. Upon such calculation, Landlord shall notify Tenant, in writing, of Tenant's prorata share of the cost and expenses, which shall be paid in monthly installments on the first day of each and every calendar month simultaneous with the rental payments.

4. COVENANT OF PEACEFUL POSSESSION: Landlord covenants that it is the owner of the property herein leased and that Tenant shall have the right to peaceful and uninterrupted possession of the leased premises throughout the primary term hereof and any extension thereof.

5. USE Of LEASED PREMISES: The premises leased under this Agreement are to be used for office space. Tenant covenants that it will not use the leased premises for any other propose -without the prior written consent of Landlord.

6. REPAIR AND MAINTENANCE: Tenant agrees to use the leased premises as a prudent administrator would do and to return the same to Landlord upon the termination hereof in the same condition as that when received, damage by fire or other casualty and ordinary wear and tear incident to the use of the leased premises being excepted. Tenant shall keep the interior improvements in the leased premises in good repair and including, but not limited to, the plate glass,


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storefront and doors,  interior plumbing and electrical systems and the interior of the building generally, except for structural defects due to faulty construction which may exist at the time Tenant takes possession-of the leased premises.

         Landlord shall keep the roof, exterior walls, (excluding all windows and doors), foundations, and structural components of the leased premises in good repair and shall also keep in good repair the utility lines extending to the service connections for the leased premises. The landlord shall be responsible far maintaining the air conditioners and heating systems servicing the demised premises, and the tenant shall maintain the changing the filters.

7. IMPROVEMENTS AND FIXTURES: All improvements and additions to the leased premises shall adhere to the leased premises and become the property of the Landlord, with the exception of such additions made by Tenant that are usually classed as furniture and trade fixtures; said furniture and trade fixtures are to remain the property of the Tenant and may be removed by the Tenant upon expiration of this Lease, provided all terms, conditions and covenants of this contract have been complied with by Tenant and Tenant shall repair any damage caused to the building by the removal of said furniture and trade fixtures.

Any construction or remodeling to demised premises after the lease commences, shall be at the sole cost and expense of Tenant. Tenant shall be responsible for any damages done to premises, plumbing or electrical in remodeling and shall clean up any area affected by remodeling.

8. RESPONSIBILITY TO THIRD PARTIES: Tenant shall assume full responsibility for the condition of the premises and Landlord shall not be liable for injury caused by other than latent defects therein to the Tenant or to anyone on the premises who derives his right to be thereon from the Tenant.

         Tenant agrees to carry at all times during the term of this Lease at its sole expense and as a part of the consideration for this Lease, for the benefit of Landlord, its successors and assigns, general public liability insurance against claims for bodily injury, death or property damage occurring upon, in or about the leased premises, such insurance to afford protection to the limits of not less than:

Five Hundred Thousand and no/100 Dollars ($500,000.00) for airy one (1) person.

One Million and no/100 Dollars ($1,000,000.00) for more than one (1) person in any one (1) accident; and

Three Hundred Thousand and no/100 ($300,000.00) for property damage. Tenant shall cause Landlord to be named as an additional insured upon the general public liability insurance policy required to be obtained by Tenant under this Lease Agreement. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least ten (10) days prior to cancellation of such insurance. Such plicies for fully executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. Tenant's failure to comply with the foregoing requirement relating to insurance shall consitute an event of default hereunder. In addition to the remedies provided herein, Landlord may, but is not obligated to, obtain such insurance and Tenant shall pay to Landlord upon demand as additional rental the premium cost thereof.


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9. PAINTING,  DECORATION AND DISPLAYS: Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the leased premises without first obtaining Landlord's written approval. Tenant agrees to promptly remove any such paint or decoration, which has been applied or installed without Landlord's prior written approval upon the order of Landlord.

10. PAYMENT FOR UTILITIES: Landlord agrees to cause to be provided and maintained the necessary mains, conduits and other facilities necessary to supply water, electricity, telephone service and sewerage service to the demised premises. In the event any repair, maintenance or replacements are made necessary by the negligent act or omission of Tenant, its agents or employees, such repairs, maintenance or replacement shall be at Tenant's expense.

         Tenant shall promptly pay all charges for electricity, gas, telephone service, sewerage service and other charges for public utilities used or consumed by Tenant on the leased premises. The refuse service is a part of the amount for common area maintenance. This arrangement shall be subject to change at any time if deemed necessary by landlord.

11. RECIPROCAL WAIVER OF SUBROGATION: Landlord hereby waives any and all rights of recovery against Tenant for any loss by insured peril occurring to the building or other improvements situated on the leased premises and hereby agrees not to assign to any insurer any right or cause of action for any insured damage which may occur during the term of this Lease. Tenant hereby waives any and all rights of recovery against Landlord for loss by peril occurring to any furniture, fixtures or other leasehold improvements of Tenant or to the merchandise or stock of goods of Tenant situated on the leased premises and hereby agrees not to assign to any insurer any right or cause of action for any insured damage to said property which may occur during the term of this Lease. Notwithstanding the foregoing, any waiver of subrogation shall be void to the extent that it impairs any insurance coverage.

12. INSOLVENCY, BANKRUPTCY OR DEBTOR'S ARRANGEMENT OR REORGANIZATION: Should Tenant become insolvent or should it apply to a Bankruptcy Court to be adjudged a voluntary bankrupt, or if it should be adjudged a bankrupt in involuntary proceedings, or if a receiver be appointed for Tenant's business or if any proceedings be undertaken by Tenant for a respite, arrangement or reorganization under the Bankruptcy Code or the laws of the State of Texas, then, in such event, Landlord may, at its option, terminate this contract as may be allowed by law and Tenant shall remain liable for all rental payments until such time as Landlord is able to re-lease the premises.

         Should the Landlord become insolvent or should it apply to a Bankruptcy Court to be adjudged a voluntary bankrupt, or if it should be adjudged bankrupt in involuntary proceedings, or if a receiver be appointed for Landlord's business, or if any proceedings be undertaken by Landlord for a respite, arrangement or reorganization under the Bankruptcy Code or the laws of the State of Texas, then, in such event, Tenant may, at its option, terminate this contract of lease as may be allowed by law.

13. FIRE CLAUSE AND INSURANCE: Tenant agrees to pay its proportionate share of Landlord's cost of carrying fire and extended coverage insurance, liability and other coverage carried by Landlord on the Shopping Center and its operation ("Insurance"). During each month of the term of this Lease, Tenant shall make monthly payments of one-twelfth (1112th) of the cost of such insurance incurred



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for that period, due on the 1 st of the month with the rental payments. Tenant's proportionate share of the cost of Insurance on the Shopping Center shall be computed by multiplying the cost of Insurance by a fraction, the numerator of which shall be the number of square feet of floor space in the Demised Premises and the denominator of which shall be the numbers of square feet of all buildings in the Shopping Center. The amount to be paid by Tenant to Landlord order this paragraph shall be calculated on an annual basis on each anniversary date of the insurance policy carried by Landlord on the shopping center.

         The Tenant shall carry any fire and extended coverage insurance carried upon the contents and fixtures placed in the leased premises by Tenant and Landlord shall have no responsibility therefore.

14. CONDEMNATION: If any portion of the building upon the leased premises or more than twenty percent (20%) of the parking area or common areas embraced in the shopping center shall be taken in any proceeding by public authorities by condemnation or otherwise, or be acquired for public or quasi-public purposes, Tenant shall have the option of terminating this Lease, in which case any unearned rent, assessments or other charges paid in advance shall be refunded to Tenant. In the event that twenty percent (20%) or less of the parking areas or common areas embraced in the shopping center shall be taken in any such condemnation or other proceeding, or in the event Tenant shall not exercise its option to terminate the Lease because of a taking of a part of the building or more than twenty percent (20%) of the parking area or common areas in any such condemnation, then the rent shall be reduced as follows: If any portion of the parking area or common areas of the shopping center is taken then the rent calculated shall be reduced by an amount that is in the same ratio to minimum monthly rental as the value of the parking area or common areas taken bears to the total value of the parking area and common areas immediately before the date of the taking. If any portion of the building is taken then Landlord shall promptly repair said building and the rent calculated shall be reduced in the same proportion that said building is reduced by such condemnation or other proceeding. In any such proceeding whereby all or a part of said premises are taken, either Landlord or Tenant shall be free to participate in and make claim against the condemning party for the amount of the actual provable damage done to each of them by such condemnation.

15. COMPLIANCE WITH ORDINANCES, ETC: Tenant agrees to comply with all ordinances, rules, regulations, orders and requirements of the Federal, State, County and City Governments and of my and all of their agencies, boards or departments in the operation of the business to be conducted on the premises and for the correction, prevention and abatement of nuisances or other grievances i11, upon or connected with said premises, all at Tenant's expense, except that Tenant will not be responsible for structural changes that may be required by any law or agency or government.

16. LANDLORD'S ACCESS: Tenant shall permit Landlord, or its employees or agents, at any reasonable time to enter the leased premises to make inspections or to provide required services in or to the leased premises with an employee or agent of Tenant being present. In the event of any emergency, Tenant will immediately permit Landlord to perform any acts related to the safely, protection and preservation of the leased premises. It is understood, however that Landlord will contact Tenant reasonably in advance of Landlord's entry upon the demised premises and advise Tenant of Landlord's desire to inspect and enter upon the demised premises.

17. MECHANIC'S LIEN INDEMNITY: Tenant agrees to keep the leased premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant and to indemnify and save Landlord harmless from and against any such liens. If any such liens shall at any tune be filed against the leased premises or any part thereof as a consequence of an obligation incurred by Tenant then Tenant shall cause the same to be discharged of record


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within twenty (20) days of the date of filing of such lien;  provided,  however, that Tenant shall have the right to contest the validity or amount of any such lien if such contest shall act to stay the enforcement of such lien against the leased premises.

18. SUBORDINATION AND MORTGAGEE'S REQUIREMENTS: This Lease is hereby declared to be subordinate to any mortgage now in existence or hereafter placed upon the leased premises by Landlord and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, provided such subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee and successor to the mortgagee and that the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to perform all the covenants and conditions of this Lease.

         In the event a mortgagee or prospective mortgagee should so require, Tenant shall deliver to Landlord, from time to time, for delivery to such mortgagee the following, to-wit:

         (a) An acknowledgment of the assignment of rentals and other sums due hereunder to mortgagee.

         (b) An agreement requiring Tenant to advise the mortgagee of damage to or destruction of the demised premises by fire or other casualty requiring its reconstruction and requiring Tenant to give the mortgagee written notice of Landlord's default hereunder and to permit the lender to cure such default within a reasonable time after such notice before exercising any remedy Tenant might possess as a result of such default.

         (c) An acceptance or estoppels letter, to be executed only after the commencement of the lease term, accepting the premises as completed in accordance with the Lease and containing such other information as is customarily contained in such acceptance or estoppels letter.

         In the event Landlord should so request, Tenant shall deliver to Landlord, from time to time, a statement in record able form certifying that the Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified) and further stating the date to which rent and other charges payable under the Lease have been paid and setting forth the nature of defenses or offsets, if airy, claimed by Tenant.

19. PARTIAL INVALIDITY: If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

20. COVENANTS BINDING: The covenants, conditions and agreements contained in this Lease shall be binding upon Landlord and Tenant and their heirs, successors and assigns.

         If Tenant holds over and continues in possession of the leased premises after expiration of the tern of this lease or any extension of that term, Tenant will be deemed to be occupying the premises on the basis of a month-to-month tenancy, subject to all of the terms and conditions of this lease.

21. SHOPPING CENTER SIGNS: Landlord and Tenant agree that all signage to be erected by Tenant shall comply with the terms and provisions of the sign agreement attached hereto as Exhibit "B" and made a part hereof by reference to the same extent as if copied herein verbatim. Tenant shall comply with all city and state ordinances.

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22. EXCUSE OF LANDLORD'S PERFORMANCE: Anything in this Agreement to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of the Landlord, the Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, through act of God or other cause beyond the control of the Landlord.

         Tenant may, at its option, cure at any time after fifteen (15) days written notice to Landlord by certified mail, return receipt requested (unless the nature of the defect necessitates immediate cure without notice) any default by Landlord under this Lease, and whenever Tenant so elects, all costs and expenses incurred by Tenant in curing such defect, together with interest at the prime rate, which shall be paid by Landlord to Tenant on demand. .In the event that Landlord fails to make such payment on demand, Tenant may, at its option, deduct such costs or expenses or any part thereof from future rent and other charges payable from Tenant to Landlord, however, Tenant's right to withhold such costs or expenses shall be limited so as to prohibit any rent abatement by Tenant below one-half the monthly rental amount.

23. NOTICES: All notices or notifications required or permitted under this Lease shall be given or exercised in writing and shall be deemed to have been properly served when deposited iii the United States Mail, certified or the then equivalent, postage prepaid, return receipt requested, and addressed to Landlord at 3301 Sowell Lane, Texarkana, Texas, 75501, and addressed to Tenant at 3501 Sowell Lane Texarkana, TX 75503. Either party may change the person and the place to which notices are to be mailed by notice to the other. Should Landlord executed .an assignment of the rental due raider this Lease and furnish Tenant written notice thereof and the name and address of such assignee, then so long as said assignment is effective, Tenant shall serve upon Landlord's assignee duplicate originals of all notices given to Landlord under this Lease.

24. DEFAULT: h1 the event Tenant shall fail to pay any monthly rental within five (5) days from the date payment becomes due, then Landlord shall notify Tenant in writing, by certified mail, return receipt requested, of the default in making said payment. Any rental payment received more than five (5) days after its due date will be assessed a late charge of $25.00 per day. If such default is not cleared by Tenant within ten (10) days from the date said written notice is received, then Landlord shall have the right to immediately cancel this lease and pursue any remedy or remedies which may be available at law or in equity. In case of default by the Tenant in the rental covenant or any of the covenants contained herein, the Landlord may enforce the performance of this Lease as follows: (a) this Lease may be forfeited at Landlord's option and discretion if any such default continues for a period of thirty (30) days after the Landlord notifies the Tenant of such default and its intention to declare the Lease forfeited, such notice to be sent to the Tenant by certified mail, return receipt requested, and unless the Tenant shall have completely removed or cured such default or is engaged in removing or curing such default prior to the expiration of said thirty (30) day period, this Lease shall cease and come to an end as if it were the day originally fixed herein for the expiration of the term hereof, and the Landlord, its agent or attorney, shall have the right, without further notice or demand to enter and remove the Tenant without being guilty of any manner of trespassing and without prejudice to any remedies for arrears of rent or breach or covenant, and the Landlord, its agent, or attorney, may resume possession of the premises and rent the same for the remainder of the term of this Lease for the best rent the Landlord, its agent or attorney, may obtain, for the account of the Tenant, and the Tenant shall make good any deficiency; or
(b) Landlord may take possession of the leased premises and collect from Tenant all damages sustained by reason of such breach; or (c) Landlord may pursue any remedy or remedies which may be available at law or in equity.

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         In the event of  default by Tenant as  aforesaid,  and in the event the enforcement thereof is placed in the hands of an attorney by Landlord, then Tenant agrees to pay all reasonable attorney's fees as may be allowed by law incurred by Landlord. In the event of default by Landlord of my term or condition of this Lease, then Landlord agrees to pay all attorney's fees as may be allowed by law incurred by Tenant in enforcing its rights or protection its interest.

25. TAXES: Landlord will pay all real property taxes and general and special assessments (hereinafter called real property taxes) which shall during the term hereof be levied, assessed, imposed or become due and payable in connection with the property and improvements herein leased and all other property and improvements in the shopping center. Tenant shall reimburse Landlord its proportionate share of such real property taxes paid by Landlord concerning the shopping center. Tenant shall make monthly payments of one-twelfth (1/12th) of the cost of such real property taxes incurred for that assessment period, due on the lst of the month with the rental payment. The proportionate share of such real property taxes to be paid by Tenant shall be computed by multiplying the cost of real property taxes by a fraction, the numerator of which shall be the number of square feet of floor space in the Demises Premises and the denominator of which shall be the number of square feet of all buildings in the Shopping Center. A copy of all tax statements and other instruments received by Landlord in connection with the computation of said real property taxes shall be furnished by Landlord to Tenant, at Tenant's request. The amount to be paid by Tenant to Landlord under this section shall be calculated annually at the time each the appropriate taxing authorities issue assessment for real property taxes.

         Tenant will pay all taxes, assessments and charges of every type and nature whatsoever which shall during the term hereof be levied, assessed; imposed or become due and payable in connection with any fixtures, equipment inventory or other personal property place upon the leased premises by Tenant.

26. ASSIGNMENT OR SUB-LETTING PROHIBITED: The Tenant shall not have the right to assign this Lease or to sublet airy part of the premises at any time during the term of this Lease, or during any extended term, without the prior written consent of Landlord, which written consent will not be unreasonable withheld. It is understood and agreed that the assigning of said Lease by Tenant or the subletting of die premises by the Tenant, after securing written consent of Landlord, shall not relieve Tenant's assignees or sub lessees from complying with all the terms of this Lease and shall not change the type of use that can be made of die premises.

27. ALTERATIONS: The Tenant shall not make any major alterations or additions to the building herein leased without the prior written consent of the Landlord, which written consent will not be unreasonably withheld.

28. AMENDMENTS: No amendment, modification, or alterations of the teams of this agreement shall be binding unless it is in writing, dated subsequent to the date of this agreement, and duly executed by the parties to this agreement.

29. TERMINATION OF PRIOR AGREEMENTS: All prior Lease Agreements between Landlord and Tenant respecting the property covered herein are hereby terminated. This agreement supersedes and takes the place of any such prior agreements and constitutes the entire agreement between the parties.

30. TEXAS LAVA TO APPLY: This agreement shall be construed under, and ill accordance with the laws of the State of Texas, and all obligations of the parties created by this Lease are performable in Bowie County, Texas.

                                Page 8 of 9 Pages

31. ATTORNEY'S FEES AND COSTS: If, as a result of a breach of this agreement by either party, the other party employs an attorney or attorneys to enforce its rights under this Lease, then the breaching party agrees to pay the other party the reasonable attorney's fees and costs incurred to enforce the Lease.

32. FORCE MAJEURE: Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease so long as performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence either Landlord or Tenant is unable holly or in part, to prevent or overcome.

33. TIME OF ESSENCE: Time is of the essence of this agreement.

34. OPTION TO RENEW LEASE: Landlord hereby grants unto Tenant the exclusive right and option of extending the term of this Lease for two (2) additional terms of five (5) years each commencing on May 1, 2007 and terminating on May 1, 2012, and commencing on May 1, 2017 and terminating on May 1, 2022 provided that Tenant is not in default in the terms of this Lease. In order to exercise such extension; Tenant shall serve written notice upon Landlord by certified mail, return receipt requested, at least ninety (90) days prior to the end of the primary term of this Lease. In the event Tenant exercises its option to extend such Lease far such additional term, the base rent for such additional terms shall be 855.68 for the first additional term and 958.36 for the second additional term (same representing a twelve and one-half percent increase over the base rent for the primary term and the secondary term respectably).

         EXECUTED in multiple counterparts by Landlord and Tenant, each of which shall have the frill force and effect of an original, this 29th day of April 2002 , but effective as of the 1st day of May 2002.


---------------------------------              ---------------------------------
Landlord                                       Witnessed



---------------------------------
Safescript Pharmacies Inc.


---------------------------------
President, Curtis Swanson














                                Page 9 of 9 Pages

                                   EXHIBIT "A"

LEGAL DESCRIPTION OF REAL PROPERTY:

All  that  certain  tract or  parcel  of land  situated  in the  George  Brinlee
Headright Survey, Texarkana, Bowie County, Texas, being a portion of Ennis Street, all of Lots 1 & 2 and a portion of Lot No. 3, Block No. 4, Sparks Addition to the City of Texarkana, Bowie County, Texas, according to the plat thereof recorded in Volume 244, Page 323 of the Plat Records of Bowie County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at an iron pipe for corner at the Southwest corner of said Lot No. 1, said point being in the East right-of-way line of Lovett Street;
THENCE North 88 deg. 36 min. East, with the South lines of said Lot No. 1, 2 & 3, 145.08 feet to an iron pipe for corner;
THENCE North 01 deg. 06 min. West, 197.86 feet to an iron pipe for corner on the North right-of-way line of said Ennis Street, same being the South right-of-way line of Interstate Highway No. 30; THENCE South 88 deg. 54 min. West, with the North right-of-way line of said Ennis Street, same being the South right-of-way line of said I-30, 145.00 feet to an iron pipe for corner on the East right-of-way line of said Lovette Street;
THENCE South 01 deg. 06 min. East, with the East right-of-way line of said Lovett Street, 198,62 feet to the Point of Beginning and containing 0.6599 acre of land, more or less.

                                   EXHIBIT "B"

1. All exterior signs which shall be erected by Tenant shall be placed flush with the wall of the leased building, and may not extend above or below the front of the building,

2. The design, type, anal location of all signs to be erected by Tenant must be approved in writing by Landlord.

3. Landlord will not approve any flashing, neon type signs, nor any signs which are lighted by separate exterior lights.

4. Tenant may display the signage and lettering on the front door of the demised premise, relevant to Tenant's business.

5. All interior signs that may be placed in a window with the intent of being viewed from outside shall be subject to the above conditions. ,